CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 373 and Amendment No. 376, to the Registration Statement on Form N-1A of Intelligent Livermore ETF, Intelligent Omaha ETF, Intelligent Equal Select ETF, Intelligent Tech Focus ETF and Intelligent Small Cap Select ETF, each a series of EA Series Trust, under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 10, 2024